Exhibit 23

Consent of Independent Registered Public Accounting Firm

Access National Corporation Profit Sharing Plan
Reston, Virginia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-118771) of Access National Corporation of our report dated June 29, 2017, relating to the financial statements and supplemental schedule of Access National Corporation Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

BDO USA, LLP
McLean, Virginia
June 29, 2017